UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2011

QUANTUM SOLAR POWER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52686	27-1616811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol, Suite A311
Santa Fe, NM	87507
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (505)-216-5021

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 2 2011, Quantum Solar Power Corp. (the “Company”) entered into a task order agreement (the “Agreement”), with SgurrEnergy, Ltd. (“Sgurr”). Under the terms of the Agreement, Sgurr has agreed to provide business advisory services to the Company including but not limited to networking services to find directors, officers and potential manufacturing entities to engage the Company. In consideration of Sgurr’s business advisory services, the Company will pay hourly rates ranging from CDN $84.56 to CDN $214.50. The Company has agreed to provide a down-payment of CDN $20,000 on execution of the Agreement and provide advance deposits of CDN $20,000 each month for the first six months. The Company has agreed to reimburse Sgurr for applicable expenses plus 7.5% . The Company may cancel the Agreement and cease advance deposits at any time by providing notice and paying for any work completed up to the date of the cancellation notice.

The above summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Task Order Agreement dated May 2, 2011 between the Company and SgurrEnergy, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM SOLAR POWER CORP.

Date: May 3, 2011
	By:	Daryl, J. Ehrmantraut

Daryl J. Ehrmantraut
President and Chief Executive Officer